Exhibit 10.1 TANGER INC. NOTIONAL UNIT AWARD AGREEMENT Name of Grantee: ###PARTICIPANT_NAME### (the “Grantee”) No. of Notional Units: ###TOTAL_AWARDS### Grant Date: [______] (the “Grant Date”) RECITALS The Grantee is an employee of Tanger Inc. (formerly Tanger Factory Outlet Centers, Inc.), a North Carolina corporation (the “Company”), the Partnership or one of the Subsidiaries. The Company has adopted the Incentive Award Plan of Tanger Inc. and Tanger Properties Limited Partnership (Amended and Restated as of May 19, 2023), as amended (the “Plan”) to provide additional incentives to the Company’s employees and directors. This award agreement (this “Agreement”) evidences an award to the Grantee under the Plan (the “Award”), which is subject to the terms and conditions set forth herein. The Plan permits the award of Performance Awards and Dividend Equivalents, and the Company wishes to award Performance Awards, in the form of Notional Units, and Dividend Equivalents hereunder. The Grantee was selected by the Compensation Committee (the “Committee”) to receive the Award and, effective as of the Grant Date, the Company issued to the Grantee the number of Notional Units set forth above, with corresponding Dividend Equivalents described below. NOW, THEREFORE, the Company and the Grantee agree as follows: 1. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein: “Cause” means any of the following: (a) any misconduct by the Grantee in connection with the Company’s, the Partnership’s or any Subsidiary’s business or relating to the Grantee’s Duties or a willful violation of law by the Grantee in connection with the Company’s, the Partnership’s or any Subsidiary’s business or relating to the Grantee’s Duties; (b) an act of fraud, conversion, misappropriation or embezzlement by the Grantee; (c) the Grantee’s conviction of, indictment for (or its procedural equivalent) or entering a guilty plea or plea of no contest with respect to, a felony involving moral turpitude, related to the performance of the Grantee’s Duties or that materially impacts the Company, the Partnership or any Subsidiaries; (d) any act of dishonesty committed by the Grantee in connection with the Company’s, the Partnership’s or any Subsidiary’s business or relating to the Grantee’s Duties; (e) gross negligence in the performance of Duties or gross misconduct by the Grantee; (f) substance abuse that, in the Administrator’s good faith determination, materially interferes with the performance of the Grantee’s Duties; (g) the

Exhibit 10.1 Grantee’s material failure to: (I) comply with the Company’s, the Partnership’s or any Subsidiary’s guidelines of employment, corporate governance guidelines or policies, including any business code of ethics; or (II) use good faith efforts to comply with the directives of the Board and the Chief Executive Officer of the Company (or the Grantee’s direct supervisor) (provided, that such directives are consistent with the material terms of applicable law); (h) any other neglect or failure (other than any failure resulting from incapacity due to physical or mental illness) by the Grantee to perform his or her material Duties; (i) other misconduct that results in, or reasonably could result in, material harm to the reputation or standing of the Company, the Partnership or any Subsidiary; or (j) any breach of those non-competition, non-solicitation, non-disclosure, non-disparagement and other similar restrictive covenants set forth in any written agreement with the Company, the Partnership or any Subsidiaries, or any other written agreement with the Company, the Partnership or any Subsidiaries; provided, that no condition or circumstance set forth in clause (g), (h) or (j) shall, to the extent curable, constitute Cause unless such condition or circumstance continues without cure for thirty (30) days following written notice thereof from the Company, the Partnership or any Subsidiary. Whether a condition or circumstance is curable and/or has been cured shall be determined by the Administrator in its good faith discretion. “Change in Control” has the meaning set forth in the Plan; provided that, if a Change in Control constitutes a payment event with respect to the Award, and the Award provides for the deferral of compensation and is subject to Section 409A, the transaction or event described in the Change in Control definition set forth in the Plan must also constitute a “change in control event,” as defined in Department of Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A. “CIC Minimum Return to Shareholders” shall mean the amount equal to the product of (a) the Minimum Total Return to Shareholders and (b) a fraction, the numerator of which is the number of days from the Effective Date to and including the date of the Change in Control and the denominator of which is the number of days during the period beginning on the Effective Date and ending on the Measurement Date. “Common Shares” means the Company’s common shares, par value $0.01 per share, either currently existing or authorized hereafter. “Common Share Price” means, as of a particular date, the highest twenty (20) consecutive trading day trailing average of the Fair Market Value for any twenty (20)-trading day period ending on a trading day within the ninety (90) day period ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if any trading day within such a twenty (20)-day trading period includes the ex-dividend date for a dividend or other distribution on the Common Shares, then the Fair Market Value for each trading day in such period determined based on the closing price of the Common Shares prior to the ex-dividend date shall be adjusted and shall equal the Fair Market Value on each such trading day (prior to the adjustment herein) divided by (i) the sum of (A) one and (B) the per share amount of the dividend or other distribution declared to which such ex-dividend date relates divided by the closing price of the Common Shares on the ex-dividend date for such dividend or other distribution; and, provided, further, that if such date is the date upon which a Change in Control (within the meaning of Section 1.8(a) or (c) of the Plan) occurs, the Common Share Price as of

Exhibit 10.1 such date shall be equal to the fair market value (assuming converted to cash), as determined by the Committee, of the total consideration paid or payable in the transaction resulting in such Change in Control for one Common Share. “Disability” means the Grantee’s inability due to physical or mental illness to perform any of the material duties assigned to him or her by the Company or a Subsidiary or affiliate thereof for a period of ninety (90) days or more within any twelve (12) consecutive calendar months, despite reasonable accommodations. “Duties” means with respect to the Grantee, those executive, managerial, administrative and other duties of employment designated from time to time by the Board or the Chief Executive Officer of the Company (or the Grantee’s direct supervisor). “Effective Date” means January 1, 20__. “Effective Date Common Share Price” means $ ____. “75th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 75% of the REITs included in the Peer Group. “55th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 55% of the REITs included in the Peer Group. The Grantee shall have “Good Reason” where a Grantee gives notice to the Company of the occurrence of any of the following without such Grantee’s express written consent: (a) the failure of the Company to pay or cause to be paid such Grantee’s base salary, annual cash performance bonus or any other material compensation or benefits within five (5) days of the date due; (b) a material diminution in such Grantee’s title or authority; (c) a material reduction in such Grantee’s base salary (excluding across-the-board reductions that apply to similarly-situated executives); or (d) the relocation of such Grantee’s principal office to a location more than 40 miles from its current location. Notwithstanding the foregoing, (i) Good Reason shall not be deemed to exist if the Partnership, Company or any Subsidiary has in good faith notified such Grantee of Cause to terminate such Grantee’s employment prior to such Grantee identifying Good Reason; and (ii) a Grantee may not terminate his or her employment for Good Reason unless and until (A) such Grantee gives to the Company a written notice identifying the event or condition purportedly giving rise to Good Reason expressly referencing the definition of “Good Reason” in this Agreement within ninety (90) days of such event or the initial existence of such condition; (B) the Company is given thirty (30) days from the date notice of Good Reason to cure such event or condition and the Company does not cure such event or condition within such thirty (30)-day period; and (C) Grantee gives the Company written notice of termination on account of such event or circumstance within ten (10) days after the expiration of the cure period (specifying a termination date no less than ten (10) days, nor more than thirty (30) days, after the date of such notice of termination).

Exhibit 10.1 “Maximum Total Return to Shareholders” means Total Return to Shareholders equal to 36.8%. “Measurement Date” means December 31, 20__. “Minimum Total Return to Shareholders” means Total Return to Shareholders equal to 15.8%. “Notional Unit” means a Performance Award granted pursuant to the Plan which entitles the Grantee the opportunity to receive Restricted Shares on or after the Share Issuance Date as set forth herein. “Notional Unit Absolute Conversion Ratio” means (a) in the event the Total Return to Shareholders is equal to the Minimum Total Return to Shareholders, 0.0625, (b) in the event the Total Return to Shareholders is equal to the Target Total Return to Shareholders, 0.125, (c) in the event the Total Return to Shareholders is equal to or exceeds the Maximum Total Return to Shareholders, 0.25, and (d) in the event the Total Return to Shareholders is (i) greater than the Minimum Total Return to Shareholders and less than the Target Total Return to Shareholders, the Notional Unit Conversion Ratio will be pro-rated between 0.0625 and 0.125 by linear interpolation and (ii) greater than the Target Total Return to Shareholders and less than the Maximum Total Return to Shareholders, the Notional Unit Absolute Conversion Ratio will be pro-rated between 0.125 and 0.25 by linear interpolation. “Notional Unit Relative Conversion Ratio” means (a) in the event the Total Return to Shareholders is equal to the 25th Percentile, 0.1875, (b) in the event the Total Return to Shareholders is equal to the 55th Percentile, 0.375, (c) in the event the Total Return to Shareholders is equal to or exceeds the 75th Percentile, 0.75, and (d) in the event the Total Return to Shareholders is (i) greater than the 25th Percentile and less than the 55th Percentile, the Notional Unit Relative Conversion Ratio will be pro-rated between 0.1875 and 0.375 by linear interpolation and (ii) greater than the 55th Percentile and less than the 75th Percentile, the Notional Unit Relative Conversion Ratio will be pro-rated between 0.375 and 0.75 by linear interpolation (e.g., other than in the event of a Change in Control, the Notional Unit Conversation Ratio will increase by 0.00625 for each percentile point by which the Total Return to Shareholders exceeds the 25th Percentile up to the 55th Percentile and by 0.01875 for each percentile point by which the Total Return to Shareholders exceeds the 55th Percentile up to the 75th Percentile). “Peer Group” means, subject to Section 7(a), the constituents (other than the Company) of the NAREIT Equity Retail Index with a market capitalization in excess of one billion dollars as of February 13, 20__. “Restricted Shares” has the meaning set forth in Section 2(a). “Share Issuance Date” means the earlier of (a) February 15, 20__, and (b) the date upon which a Change in Control shall occur. “Target Total Return to Shareholders” means Total Return to Shareholders equal to 26.0%.

Exhibit 10.1 “25th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 25% of the REITs included in the Peer Group. “Total Return to Shareholders” means, with respect to the period from the Effective Date to the Valuation Date, the cumulative return (calculated as a percentage) that would have been realized by a shareholder who (A) bought one Common Share on the Effective Date at the Effective Date Common Share Price, (B) reinvested each dividend and other distribution declared during such period of time with respect to such Common Share (and any other Common Shares previously received upon reinvestment of dividends or other distributions) in additional Common Shares at the Fair Market Value on the applicable dividend payment date, and (C) sold all the Common Shares described in (A) and (B) on the Valuation Date at the Common Share Price on such date. Additionally, as set forth in, and pursuant to, Section 6, appropriate adjustments to the Total Return to Shareholders shall be made to take into account all share dividends, share splits, reverse share splits and the other events set forth in Section 6 that occur between the Effective Date and the Valuation Date. “Valuation Date” means the earlier of (a) the Measurement Date and (b) the date upon which a Change in Control shall occur. 2. Notional Unit Award. (a) Award. In consideration of the Grantee’s past and/or continued employment with or service to the Company, the Partnership and/or a Subsidiary or affiliate thereof and for other good and valuable consideration, effective as of the Grant Date, the Grantee is hereby granted an Award consisting of the number of Notional Units set forth above, which will be subject to (i) forfeiture or conversion into a right to receive unrestricted Common Shares or restricted Common Shares (such restricted Common Shares, “Restricted Shares”) to the extent provided in Sections 2 and 3, and (ii) the terms and conditions otherwise set forth in the Plan and this Agreement. (b) Effect of Termination of Employment and Change in Control. (i) Except as provided in Section 2(b)(ii), if, prior to the Share Issuance Date, a Termination of Employment of the Grantee occurs, then all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to the Notional Units. (ii) If, prior to the Share Issuance Date, a Termination of Employment of the Grantee (1) without Cause by the Company, the Partnership or any Subsidiary, (2) with Good Reason by the Grantee, or (3) due to the Grantee’s death or Disability occurs, the Grantee shall be entitled on the Share Issuance Date to the number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Common Shares or

Exhibit 10.1 Restricted Shares he or she would have received pursuant to Section 2(b)(iii) or 3(b), as applicable, as if no Termination of Employment of the Grantee had occurred, multiplied by a fraction, the numerator of which is the number of days from the Effective Date to and including the date of Termination of Employment of the Grantee, and the denominator of which is the total number of days from the Effective Date to and including the Measurement Date, which Common Shares shall be fully vested upon issuance; provided, however, that except in the case of death, the Grantee’s receipt of any such Common Shares will be conditioned on: (A) the Grantee’s compliance with any restrictive covenants to which such Grantee is subject with respect to the Company, the Partnership or any Subsidiary (including, but not limited to, non-competition, non-solicitation, non-disclosure, non-disparagement, confidentiality or other similar restrictive covenants) (the “Restrictive Covenants”), (B) the Grantee’s execution of a release of claims in a form provided by the Company (the “Release”), and (C) such Release becoming irrevocable within 60 days following the Grantee’s Termination of Employment. On the Share Issuance Date, all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Notional Units. If the Grantee fails to fully satisfy the conditions described in the clauses (A)-(C) above, the Grantee will forfeit all Notional Units as of the date of the Grantee’s Termination of Employment for no consideration whatsoever and the Grantee’s rights in such Notional Units shall expire. Furthermore, any forfeiture of the Grantee’s Notional Units as a result of a breach of any Restrictive Covenants shall be in addition to, and not in lieu of, any other rights and remedies available to the Company, the Partnership or any Subsidiary at law or in equity. (iii) Notwithstanding anything to the contrary, on the date of a Change in Control occurring on or prior to the Measurement Date, subject to the Grantee’s continued employment with the Company, the Partnership or any Subsidiary from the Grant Date through the date of such Change in Control, the Company shall issue to the Grantee, immediately prior to such Change in Control, that number of Common Shares (which Common Shares shall be fully vested upon issuance) (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the sum of the following: (1) If, as of the date of such Change in Control, the Total Return to Shareholders is equal to or greater than the CIC Minimum Total Return to Shareholders, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Absolute Conversion Ratio (and, for purposes of determining the Notional Unit Absolute Conversion Ratio, the Target Total Return to Shareholders and Maximum Total Return to Shareholders shall be adjusted in the same manner as Minimum Return to Shareholders is adjusted in determining the CIC Minimum Return to Shareholders); plus (2) If, as of the date of such Change in Control, the Total Return to Shareholders is equal to or greater than the 25th Percentile, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Relative Conversion Ratio; provided that, for the avoidance of doubt, if, as of the date of such

Exhibit 10.1 Change in Control, the Total Return to Shareholders is less than the CIC Minimum Total Return to Shareholders and less than the 25th Percentile, the Grantee shall not receive any Common Shares pursuant to this Section 2(b)(iii). The number of Common Shares that the Grantee shall be entitled to pursuant to this Section 2(b)(iii) shall be determined by the Committee in its sole good faith discretion. In consideration for the eligibility to receive Common Shares pursuant to this Section 2(b)(iii) (and regardless of whether or not the Grantee actually received Common Shares), as of the date of the Change in Control, all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Notional Units. 3. Restricted Shares. (a) Grant of Restricted Shares. Subject to Section 3(f), on the Share Issuance Date (unless such date is the date of consummation of a Change in Control), the Company shall, subject to the Grantee’s continued employment with the Company from the Grant Date through the Share Issuance Date, deliver to the Grantee a number of Restricted Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Shares that are issuable pursuant to Section 3(b). Upon the Share Issuance Date, all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Notional Units. Notwithstanding the foregoing (but subject to Section 409A), in the event Restricted Shares cannot be issued pursuant to Section 3(f)(i), then the Restricted Shares shall be issued pursuant to the preceding sentence at the earliest date at which the Committee reasonably anticipates that Restricted Shares can again be issued in accordance with Section 3(f)(i). (b) Number of Restricted Shares. The number of Restricted Shares that shall be granted pursuant to the Notional Units shall be determined based on the Total Return to Shareholders on the Valuation Date and shall be equal to the sum of the following: (i) If, as of the Valuation Date, the Total Return to Shareholders is equal to or greater than the Minimum Total Return to Shareholders, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Absolute Conversion Ratio; plus (ii) If, as of the Valuation Date, the Total Return to Shareholders is equal to or greater than the 25th Percentile, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Relative Conversion Ratio; provided that, for the avoidance of doubt, if, as of the Valuation Date, the Total Return to Shareholders is less than the Minimum Total Return to Shareholders and less than the 25th Percentile, the Grantee shall not receive any Restricted Shares pursuant to Section 3(a). The number of Restricted Shares that the Grantee shall be entitled to pursuant to the Notional Units shall be determined by the

Exhibit 10.1 Committee in its sole good faith discretion. The Grantee will not become entitled to Restricted Shares with respect to the Notional Units subject to this Agreement unless and until the Committee determines the Total Return to Shareholders, the 25th Percentile, 55th Percentile and 75th Percentile. Upon such determination by the Committee and subject to the provisions of the Plan and this Agreement, the Grantee shall be entitled to a number of Restricted Shares equal to the number that is determined pursuant to this Section 3(b). (c) Vesting of Restricted Shares. Except as provided in Section 3(d), the Restricted Shares granted on the Share Issuance Date as provided in this Section 3 shall vest as follows: (i) 50% of such Restricted Shares shall vest immediately on February 15, 20__; and (ii) 50% of such Restricted Shares shall vest on February 15, 20__. (d) Effect of Termination of Employment. (i) If, on or after the Share Issuance Date, a Termination of Employment of the Grantee occurs for any reason other than those reasons described in Section 3(d)(ii), then all Restricted Shares that remain unvested at such time shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to the Restricted Shares. (ii) If, on or after the Share Issuance Date, a Termination of Employment of the Grantee (1) without Cause by the Company, the Partnership or any Subsidiary, (2) with Good Reason by the Grantee, or (3) due to the Grantee’s death or Disability, occurs, then all of the Grantee’s Restricted Shares shall automatically and immediately vest on the date the Release becomes irrevocable; provided that, except in the case of death, such accelerated vesting will be subject to: (A) the Grantee’s compliance with any Restrictive Covenants, (B) the Grantee’s execution of a Release, and (C) such Release becoming irrevocable within 60 days following the Grantee’s Termination of Employment. If the Grantee fails to fully satisfy the conditions described in clauses (A)-(C) above, the Grantee will forfeit all unvested Restricted Shares as of the date of the Grantee’s Termination of Employment for no consideration whatsoever and the Grantee’s rights in such Restricted Shares shall expire. Any forfeiture of unvested Restricted Shares as a result of a breach of any Restrictive Covenants shall be in addition to, and not in lieu of, any other rights and remedies available to the Company, the Partnership or any Subsidiary at law or in equity. (e) Rights as Shareholder. The Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Notional Units, the Dividend Equivalents or any Restricted Shares underlying the Notional Units and deliverable hereunder unless and until such Restricted Shares have been issued to the Grantee, and held of record by the Grantee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

Exhibit 10.1 (f) Conditions on Delivery of Restricted Shares. The Restricted Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Common Shares or issued Common Shares which have then been reacquired by the Company. Such Common Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Common Shares issuable hereunder (i) if such issuance would violate any applicable law, rule, or regulation and (ii) prior to the receipt by the Company of payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3(g). (g) Withholding and Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by the Grantee of any sums required by applicable law to be withheld with respect to the grant or vesting of the Notional Units or the grant or vesting of the Restricted Shares related thereto, or the payments in respect of the Dividend Equivalents. Such payment shall be made by deduction from other compensation payable to the Grantee or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Committee, include: (i) Cash or check. (ii) Withholding of vested Common Shares issuable under this Award or surrender of other Common Shares otherwise held by the Grantee (including, without limitation, Common Shares that have vested prior to or concurrent with the issuance of Common Shares hereunder, whether in connection with this Award or otherwise, but excluding Common Shares that remain subject to any vesting or holding period requirements) having a fair market value equal to the amounts withheld; provided that the number of Common Shares which may be so withheld or surrendered shall be no greater than the number of Common Shares which have a fair market value on the date of withholding or surrender equal to the aggregate amount of the withholding taxes based on the maximum statutory withholding rates in the Grantee’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to his or her taxable income; or (iii) Other property acceptable to the Committee. The Company shall not be obligated to deliver any new certificate representing the Restricted Shares to the Grantee or the Grantee’s legal representative or enter such Restricted Shares in book entry form unless and until the Grantee or the Grantee’s legal representative shall have paid or otherwise made arrangements acceptable to the Company to satisfy in full the amount of all federal, state and local taxes required to be withheld in connection with the vesting of the Notional Units, the grant or vesting of Restricted Shares related thereto or the payments in respect of the Dividend Equivalents. 4. Dividend Equivalents. (a) Each Notional Unit granted hereunder is hereby granted in tandem with corresponding a Dividend Equivalent, which shall entitle the Grantee to receive payment described in this Section 4. The Dividend Equivalents and any amounts that may become payable in respect

Exhibit 10.1 thereof shall be treated separately from the Notional Units and the rights arising in connection therewith for purposes of Section 409A (including for purposes of the designation of the time and form of payments required by Section 409A). Upon the forfeiture of any Notional Unit (including, without limitation, in connection with settlement thereof in Restricted Shares as described above), the Dividend Equivalent with respect to such forfeited Notional Unit shall also be forfeited. (b) Upon the grant of Common Shares pursuant to Section 2(b)(ii), the Grantee shall be entitled to receive, for each Common Share granted, an amount equal to the per share amount of all dividends declared with respect to Common Shares with an ex-dividend date on or after the Grant Date to and including the Share Issuance Date (other than those with respect to which an adjustment was made pursuant to Section 6). After the date of grant of the Common Shares pursuant to Section 2(b)(ii), the holder of such Common Shares shall be entitled to receive dividends in the same manner as dividends are paid to all other holders of Common Shares. (c) Upon the grant of Common Shares pursuant to Section 2(b)(iii), the Grantee shall be entitled to receive, for each Common Share granted, an amount equal to the per share amount of all dividends declared with respect to Common Shares with an ex-dividend date on or after the Grant Date to and including the date of the Change in Control (other than those with respect to which an adjustment was made pursuant to Section 6). After the date of grant of the Common Shares pursuant to Section 2(b)(iii), the holder of such Common Shares shall be entitled to receive dividends in the same manner as dividends are paid to all other holders of Common Shares. (d) Upon grant of the Restricted Shares pursuant to Section 3(a), the Grantee shall be entitled to receive, for each of the Restricted Shares (whether vested or unvested), an amount in cash equal to the per share amount of all dividends declared with respect to the Common Shares with an ex-dividend date on or after the Grant Date and on or before the Share Issuance Date (other than those with respect to which an adjustment was made pursuant to Section 6). After the Share Issuance Date, the holder of Restricted Shares (whether vested or unvested) shall be entitled to receive the per share amount of any dividends declared with respect to Common Shares for each Restricted Share (whether vested or unvested) held on the ex-dividend date of each such dividend and each such dividend shall be paid in the same manner as dividends are paid to the holders of Common Shares. (e) Except as provided in this Section 4, the Grantee shall not be entitled to receive any payments in lieu of or in connection with dividends with respect to any Notional Units and/or Restricted Shares. For the avoidance of doubt, the Grantee shall not be entitled to any payment in respect of Dividend Equivalents to the extent he has received a dividend in respect of the Restricted Shares or Common Shares underlying the Notional Units corresponding with such Dividend Equivalents. 5. Restrictions on Transfer. The Notional Units and Dividend Equivalents may not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action, “Transfer”). The Restricted Shares may not be Transferred, unless and until such Restricted Shares have been granted and have fully vested. Neither the Notional Units, the Restricted Shares nor any interest

Exhibit 10.1 or right therein shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no force or effect, except to the extent that such disposition is permitted by the preceding sentence. 6. Changes in Capital Structure. In addition to any actions by the Committee permitted under Section 11.3 of the Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of shares or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares other than regular cash dividends, shall occur, or (c) any other event shall occur for which, in its sole discretion, the Committee determines action by way of adjusting the terms of the Award is necessary or appropriate, then the Committee shall take such action as in its sole discretion shall be necessary or appropriate to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, adjustments in the number and/or terms and conditions of the Notional Units, Dividend Equivalents or Restricted Shares, Common Share Price, Total Return to Shareholders and payments to be made pursuant to Section 4. The Grantee acknowledges that the Notional Units and Restricted Shares are subject to amendment, modification and termination in certain events as provided in this Section 6 and Section 11.3 of the Plan. 7. Miscellaneous. (a) Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Without limiting the foregoing, (i) the Committee shall determine whether the Minimum Total Return to Shareholders, Target Total Return to Shareholders or Maximum Total Return to Shareholders and 25th Percentile, 55th Percentile or 75th Percentile (and, in each case, any performance level between such thresholds) are attained, and in making such determination all dollar values and percentages utilized for purposes of determining attainment of such performance levels (including, without limitation, Common Share Price and Total Return to Shareholders) shall be rounded to the nearest cent or nearest one-hundredth of one percent, as applicable, (ii) if a constituent company(ies) in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy, or otherwise no longer represents a representative peer of the Company (as determined by the Committee), then the Committee may remove such company(ies) from the Peer Group and/or select a comparable company to be added to the Peer Group in lieu of such removed company(ies) for purposes of making the Total Return to Shareholders comparison required by Sections 2(b)(iii) and 3(b) meaningful and consistent across the relevant measurement period, and (iii) in calculating performance hereunder, the Committee may in its discretion use total return to shareholders data for the Company and the Peer Group available from one or more third party

Exhibit 10.1 sources and/or retain the services of a consultant to analyze relevant data or perform necessary calculations for purpose of the Award. Without limiting Section 10.4 of the Plan, if the Committee retains a valuation or other expert or consultant to calculate Total Return to Shareholders, including matters such as the determination of dividend reinvestment and the inclusion or exclusion of persons in the Peer Group, the Committee is entitled to rely on the advice, opinions, valuations, reports, and other information furnished by such valuation or other expert or consultant. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement, the Notional Units, the Dividend Equivalents, or the Restricted Shares. (b) Amendments. To the extent permitted by the Plan, this Agreement may be amended, modified, suspended, or terminated at any time and from time to time by the Committee or the Board; provided that, except as otherwise provided in the Plan, any such amendment, modification, suspension, or termination that adversely affects the rights of the Grantee in a material way must be consented to by the Grantee to be effective as against him or her. (c) Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, the Plan shall govern. (d) Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable. (e) Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of North Carolina, without giving effect to the principle of conflict of laws of such State or any other jurisdiction. (f) No Obligation to Continue Position as an Employee. None of the Company, the Partnership nor any Subsidiary or affiliate thereof is obligated by or as a result of this Agreement to continue to have the Grantee as an employee and this Agreement shall not interfere in any way with the right of the Company, the Partnership or any Subsidiary or affiliate thereof to terminate the Grantee as an employee at any time, except to the extent expressly provided otherwise in a written agreement between the Company, the Partnership or a Subsidiary or affiliate thereof and the Grantee. (g) Notices. Notices hereunder shall be mailed or delivered to the Company in care of the Secretary of the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Exhibit 10.1 (h) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. (i) Conformity to Securities Laws. (i) The Grantee will use his or her best efforts to comply with all applicable securities laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Notional Units, Dividend Equivalents and/or Restricted Shares shall be granted, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations. (ii) Notwithstanding any other provision of the Plan or this Agreement, if the Grantee is subject to Section 16 of the Exchange Act, the Plan, this Agreement, the Notional Units, Dividend Equivalents, and the Restricted Shares shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. (j) Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors, and assigns. (k) Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof. (l) Section 409A. (i) This Agreement is intended to comply with or be exempt from Section 409A and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Notional Units, Dividend Equivalents and/or the Restricted Shares (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Grantee or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for the Notional Units, Dividend Equivalents and/or Restricted Shares, as applicable,

Exhibit 10.1 to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Grantee or any other individual to the Company or any of its affiliates, employees, or agents. (ii) Notwithstanding any provision to the contrary in this Agreement, if the Grantee is deemed at the time of his or her separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), to the extent delayed commencement (any such delayed commencement, a “Payment Delay”) of any portion of the Notional Units, Dividend Equivalents and/or the Restricted Shares (or any portion thereof) to which the Grantee is entitled under this Agreement (after taking into account all exclusions applicable to such termination benefits under Section 409A) is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i), such portion of the Notional Units, Dividend Equivalents and/or the Restricted Shares (or any portion thereof) hereunder shall not be provided to the Grantee prior to the earlier of (x) the expiration of the six-month period measured from the date of the Grantee’s “separation from service” with the Company, the Partnership or any Subsidiary (as such term is defined in the Department of Treasury Regulations issued under Section 409A) or (y) the date of the Grantee’s death. Upon the earlier of such dates (the “Delayed Payment Date”), all the Notional Units, Dividend Equivalents and/or the Restricted Shares (or any portion thereof) deferred pursuant to this Section 7(l)(ii) shall be completed in a lump sum to the Grantee; (C) the determination of whether the Grantee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A and applicable guidance thereunder (including without limitation Section 1.409A- 1(i) of the Department of Treasury Regulations and any successor provision thereto); and (D) for purposes of Section 409A, the Grantee’s right to receive installment payments shall be treated as a right to receive a series of separate and distinct payments. (m) Limitation on the Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Notional Units, Dividend Equivalents and the Restricted Shares, and rights no greater than the right as a general unsecured creditor to receive Common Shares with respect to Notional Units and the Restricted Shares, as and when payable hereunder and cash in respect of the Dividend Equivalents. (n) Clawback. In consideration for the grant of this Award, the Grantee agrees to be subject to (a) any compensation clawback, recoupment or similar policies of the Company, the Partnership or any Subsidiary that may be in effect from time to time, whether adopted before or after the date of this Award (including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), and (b) such other compensation clawbacks as may be required by applicable law ((a) and (b) together, the “Clawback Provisions”). The Grantee acknowledges that the Clawback Provisions are not limited in their application to the Award, or to amounts received in connection with the Award.

Exhibit 10.1 (o) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. (p) Electronic Signature. The parties hereto agree that this Agreement may be delivered and executed by electronic means, and that such electronic delivery and signature will have the same effect as physical delivery and signature. SIGNATURE PAGE FOLLOWS

Exhibit 10.1 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the first day written above. TANGER INC. __________________ Michael J. Bilerman Executive Vice President Chief Financial Officer and Chief Investment Officer ###REQUIRED_SIGNATURE###